Exhibit 99.1

Qumu Announces Preliminary Full Year 2019 Financial Results

2019 Conference Call Scheduled for March 4, 2020

Minneapolis, MN – February 11, 2020 – Qumu Corporation (NASDAQ: QUMU), the leading provider of best-in-class video technology for the enterprise, announced preliminary financial results for its full year ended December 31, 2019. The preliminary financial results for 2019 are subject to the Company’s management and its independent auditors’ customary audit procedures.

Full year 2019 revenue is expected to be approximately $25.4 million, compared to financial guidance issued by the Company of 2019 revenue of $27 million. Fourth quarter revenue was less than expected due to several large expansion agreements with existing customers that were delayed in the contracting process. The Company’s preliminary gross margin percentage for 2019 is expected to be approximately 72%, which compares favorably to the Company’s previous financial guidance of expected gross margin percentage of high 60s to low 70s.

Net loss for 2019 is expected to be approximately $(6.5) million, which differs from previous guidance of $(5.1) million primarily due to fourth quarter revenue delays. The Company also provided financial guidance for 2019 adjusted EBTIDA, a non-GAAP measure. Adjusted EBITDA excludes items from net income (loss), a GAAP measure, related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, foreign currency gains and losses, and other non-operating income and expenses. Adjusted EBITDA for 2019 is expected to be approximately $(2.9) million, which differs from previous guidance of $(1.5) million primarily due to fourth quarter revenue delays.

The company finished the year with customer retention of approximately 92% and cash of $10.6 million after completing a public offering of common stock and fully repaying the ESW Holdings, Inc. term loan.

2019 Conference Call Scheduled

Qumu will hold a conference call and webcast on Wednesday, March 4, 2020 at 4:30 p.m. Eastern Time to discuss its financial results for 2019. Financial results for 2019 will be issued in a press release prior to the call.

Qumu President and CEO, Vern Hanzlik, and CFO, Dave Ristow, will host the conference call, followed by a question and answer period.

Date: Wednesday, March 4, 2020

Time: 4:30 p.m. Eastern Time

U.S. Dial-In Number: 877-456-6914

International Dial-In Number: 929-387-3794

Investors can also access a webcast of the live conference call by linking through the investor relations section of the Qumu website at https://qumu.com.

About Qumu

Qumu Corporation (Nasdaq: QUMU) is the leading provider of a best-in-class platform to create, manage, secure, distribute and measure the success of live and on-demand video for the intelligent enterprise. Backed by the most trusted and experienced team in the industry, the Qumu platform enables global organizations to drive employee engagement, increase access to video, and modernize the workplace by providing a more efficient and effective way to share knowledge.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements regarding, but not limited to, the expected uses of the proceeds from the offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. These forward-looking statements are based upon Qumu management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those expressed in or implied by the forward-looking statements. These risks and uncertainties include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and Qumu assumes no obligation to update any forward-looking statements except as required by law.

Contacts

Dave Ristow

Chief Financial Officer

Qumu Corporation

Dave.Ristow@qumu.com

+1.612.638.9045